SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

WellPoint, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Vote by Internet
• Go to www.envisionreports.com/wlp
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website

Important Notice Regarding the Availability of Proxy Materials for the

WellPoint, Inc. Special Shareholder Meeting to be Held on November 5, 2014

Under the Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the special shareholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and the location of the special meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials, which contain important information and are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement is available at:

Easy Online Access — A Convenient Way to View Proxy Materials and Vote
When you go online to view materials, you can also vote your shares.
Step 1: Go to www.envisionreports.com/wlp to view the materials.
Step 2: Click on Cast Your Vote or Request Materials.
Step 3: Follow the instructions on the screen to log in.
Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a paper or email copy of these documents, you must request one. Otherwise you will not receive a paper or email copy of the proxy materials. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before October 24, 2014 to facilitate timely delivery.

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Special Shareholder Meeting Notice

WellPoint’s Special Meeting of Shareholders will be held on November 5, 2014 at the Conrad Indianapolis Hotel, 50 West Washington Street, Indianapolis, Indiana 46204, at 10:00 a.m., Eastern Standard Time.

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommends that you vote FOR the Proposal.

1.	The only proposal to be voted on at the meeting is to amend the Articles of Incorporation to change the name of the Company from WellPoint, Inc. to Anthem, Inc.

PLEASE NOTE – THIS IS NOT A PROXY CARD. YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Special Meeting of Shareholders

Conrad Indianapolis Hotel, 50 West Washington Street, Indianapolis, Indiana 46204

Wednesday, November 5, 2014

Registration and Seating Available at 9:30 a.m. Eastern Standard Time

Meeting Begins Promptly at 10:00 a.m. Eastern Standard Time

Please plan to arrive early as there will be no admission after the meeting begins.

Directions to the Conrad Indianapolis Hotel can be obtained by calling 317-713-5000 or visiting their website at www.conradhilton.com/Indianapolis

To attend the meeting, please present this notice card and photo identification at the registration desk upon arrival.

Here’s how to order a copy of the proxy materials and select a future delivery preference:
Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.
Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below.

If you request an email copy of current materials, you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side of this notice when requesting a set of proxy materials.

g	Internet – Go to www.envisionreports.com/wlp. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a paper or email copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

g	Telephone – Call us free of charge at 1-866-641-4276 using a touch-tone phone and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy of materials for future meetings.

g	Email – Send an email to investorvote@computershare.com with “Proxy Materials WellPoint” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of the current meeting materials. You can also state your preference to receive a paper copy of materials for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by October 24, 2014.

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